Exhibit 99.1

CIM Commercial Trust Corporation Reports 2019 Second Quarter Results

Dallas—(August 8, 2019) CIM Commercial Trust Corporation (NASDAQ: CMCT and TASE: CMCT-L) (“we”, “our”, “CMCT”, “CIM Commercial”, or the “Company”), a real estate investment trust (“REIT”) that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States, today reported operating results for the three and six months ended June 30, 2019.

On August 8, 2019, we announced a 1-for-3 reverse stock split on our common stock, to be effective on September 3, 2019. None of the share or per share amounts in this release reflect the effect of such reverse stock split.

Second Quarter 2019 Highlights

•                  Annualized rent per occupied square foot(1) on a same-store(2) basis increased 8.1% to $48.94 as of June 30, 2019 compared to $45.27 as of June 30, 2018; annualized rent per occupied square foot(1) across all properties was $48.94 as of June 30, 2019.

•                  Our same-store(2) office portfolio was 88.2% leased as of June 30, 2019 compared to 92.9% as of June 30, 2018.

•                  During the second quarter of 2019, we executed 24,115 square feet of leases with terms longer than 12 months, of which 17,821 square feet were recurring leases executed at our same-store(2) office portfolio, representing same-store(2) cash rent growth per square foot of 6.0%.

•                  Net income attributable to common stockholders was $48,260,000, or $1.07 per diluted share, for the second quarter of 2019 compared to net loss attributable to common stockholders of $(1,876,000), or $(0.04) per diluted share, for the second quarter of 2018.

•                  Same-store(2) office segment net operating income(3) (“NOI”) decreased 5.0%, while same-store(2) office cash NOI(3) decreased 5.5%, for the second quarter of 2019 as compared to the corresponding period in 2018.

•                  Funds from operations (“FFO”) attributable to common stockholders(4) was $3,024,000, or $0.07 per diluted share, for the second quarter of 2019, inclusive of $4,911,000, or $0.11 per diluted share, in loss on early extinguishment of debt, compared to $11,449,000, or $0.26 per diluted share, for the second quarter of 2018.

(1) Annualized rent per occupied square foot represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

(2) Please see our definition of “same-store properties” on page 11.

(3) Please see our reconciliations of office, hotel, lending, and total segment NOI to net income attributable to the Company starting on page 12.

(4) Please see page 9 for a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders and a discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.

Program to Unlock Embedded Value in Our Portfolio and Improve Trading Liquidity of Our Common Stock

As described in a separate release, our Board of Directors declared a special cash dividend of $14.00 per share of common stock primarily funded by the net proceeds (after the repayment of debt) received from the sale of 10 properties during 2019 and borrowings on our revolving credit facility.

We have also been informed that approximately 31.9 million of the shares of our common stock held by our principal stockholder (the “Fund”), representing approximately 72.8% of the outstanding shares of our common stock, will be distributed to approximately 19 members of the Fund by the end of August 2019. Such distribution will increase the public float of our common stock, which we believe will in turn increase the trading liquidity of our common stock and improve our access to capital, benefiting both preferred and common stockholders.  Following such distribution, the Fund is expected to own approximately 16.9% of the outstanding shares of our common stock.

No further property sales will be made under the program to unlock embedded value in our portfolio and improve the trading liquidity of our common stock.  Our remaining portfolio, after the sale of two office properties and one development site, all in Washington, D.C., in July 2019, consists of approximately 1.3 million rentable square feet of office space in Los Angeles, San Francisco and Oakland, California, and Austin, Texas and a 503-room hotel and ancillary parking garage in Sacramento, California.  Three properties in Oakland and Sacramento, California, and Austin, Texas include additional development opportunities.

Guidance

We are initiating guidance for 2019 NOI and net income (loss) attributable to common stockholders as follows:

2019 Outlook

	Low	High
	(Unaudited, estimated and in millions)
Cash NOI from retained properties and lending activities	$47.1	$48.1
Non-cash adjustments from retained properties and lending activities	4.1	4.1
Segment NOI from retained properties and lending activities	51.2	52.2
Segment NOI from sold properties	16.0	16.0
Total Segment NOI	67.2	68.2
Asset management and other fees to related parties and G&A	(21.0)	(20.5)
Depreciation and amortization, interest expense, non-segment interest and other income, provision for income taxes, redeemable preferred stock dividends declared or accumulated, and net income attributable to noncontrolling interests	(52.2)	(52.2)
Gain on sale of real estate, impairment of real estate, loss on early extinguishment of debt, and transaction costs	333.6	333.6
Net income attributable to common stockholders	$327.6	$329.1

Key 2019 Assumptions

•                  No acquisitions or additional dispositions after the sale of two office properties and one development site, all in Washington, D.C., on July 30, 2019, occur during the remainder of 2019.

•                  No future transaction costs, offerings or share repurchases have been assumed, except for continued monthly issuances of Series A preferred units.

Financial Highlights

As of June 30, 2019, our real estate portfolio consisted of 14 assets, all of which are fee-simple properties.  The portfolio included 12 office properties (including two development sites, one of which is being used as a parking lot), totaling approximately 1.9 million rentable square feet, and one hotel, with an ancillary parking garage, which has 503 rooms.  Two of such properties and one development site in Washington, D.C. were sold in July 2019.  We also own and operate a lending business.

Second Quarter 2019

Net income attributable to common stockholders was $48,260,000, or $1.07 per diluted share of common stock, for the three months ended June 30, 2019, compared to net loss attributable to common stockholders of $(1,876,000), or $(0.04) per diluted share of common stock, for the three months ended June 30, 2018.  The increase is primarily attributable to the gain on sale of real estate of $55,221,000, a decrease of $6,140,000 in depreciation and amortization, a decrease of $4,497,000 in interest expense not allocated to our operating segments, a decrease of $1,767,000 in asset management and other fees to related parties not allocated to our operating segments, an increase of $1,499,000 in interest and other income not allocated to our operating segments, and a decrease of $406,000 in general and administrative expense not allocated to our operating segments, partially offset by a decrease of $11,340,000 in net operating income(5) of our operating segments, a $4,911,000 loss on early extinguishment of debt, a $2,800,000 impairment of real estate, and an increase of $488,000 in redeemable preferred stock dividends declared or accumulated.

FFO attributable to common stockholders(6) was $3,024,000, or $0.07 per diluted share of common stock, for the three months ended June 30, 2019, compared to $11,449,000, or $0.26 per diluted share of common stock, for the three months ended June 30, 2018. The decrease in FFO attributable to common stockholders(6) is primarily attributable to a decrease of $11,340,000 in the NOI(5) of our operating segments, a $4,911,000 loss on early extinguishment of debt, and an increase of $488,000 in redeemable preferred stock dividends declared or accumulated, partially offset by a decrease of $4,497,000 in interest expense not allocated to our operating segments, a decrease of $1,767,000 in asset management and other fees to related parties not allocated to our operating segments, an increase of $1,499,000 in interest and other income not allocated to our operating segments, and a decrease of $406,000 in general and administrative expense not allocated to our operating segments.

Year to Date 2019

Net income attributable to common stockholders was $335,891,000, or $7.36 per diluted share of common stock, for the six months ended June 30, 2019, compared to net loss attributable to common stockholders of $(4,902,000), or $(0.11) per diluted share of common stock, for the six months ended June 30, 2018.

FFO attributable to common stockholders(6) was $(11,096,000), or $(0.25) per diluted share of common stock, for the six months ended June 30, 2019, compared to $21,571,000, or $0.49 per diluted share of common stock, for the six months ended June 30, 2018.

(5) Please see our reconciliations of office, hotel, lending, and total segment NOI to net income attributable to the Company starting on page 12.

(6) Please see page 9 for a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders and a discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.

Segment Information

Our reportable segments during the three months ended June 30, 2019 and 2018 consisted of two types of commercial real estate properties, namely, office and hotel, as well as a segment for our lending business. Net income attributable to common stockholders was $48,260,000, or $1.07 per diluted share of common stock, for the three months ended June 30, 2019, compared to net loss attributable to common stockholders of $(1,876,000), or $(0.04) per diluted share of common stock, for the three months ended June 30, 2018, which represents an increase of $50,136,000, or $1.11 per diluted share of common stock. Total segment NOI(7) was $18,012,000 for the three months ended June 30, 2019, compared to $29,352,000 for the three months ended June 30, 2018.

Office

Same-Store(8)

Same-store(8) office segment NOI(7) decreased 5.0% on a GAAP basis and decreased 5.5% on a cash basis for the three months ended June 30, 2019 compared to the three months ended June 30, 2018. The decrease in same-store(8) office segment NOI(7) is primarily due to lower revenues at an office property in Los Angeles, California that is being repositioned into vibrant, collaborative office space after the expiration in April 2019 of a lease agreement for 100% of such property, which space has been partially occupied by a related party since May 2019. This was partially offset by increases in rental revenue at certain of our properties due to increases in rental rates as a result of leasing activity.

At June 30, 2019, the Company’s same-store(8) office portfolio was 88.1% occupied, a decrease of 460 basis points year-over-year on a same-store(8) basis, and 88.2% leased, a decrease of 470 basis points year-over-year on a same-store(8) basis. The annualized rent per occupied square foot(9) on a same-store(8) basis was $48.94 at June 30, 2019 compared to $45.27 at June 30, 2018. For the three months ended June 30, 2019, the Company executed 17,821 square feet of recurring leases at our same-store(8) office portfolio, representing same-store(8) cash rent growth per square foot of 6.0%.

(7) Please see our reconciliations of office, hotel, lending, and total segment NOI to net income attributable to the Company starting on page 12.

(8) Please see our definition of “same-store properties” on page 11.

(9) Annualized rent per occupied square foot represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

Total

Office segment NOI(10) decreased to $12,935,000 for the three months ended June 30, 2019, from $23,863,000 for the three months ended June 30, 2018. The decrease is primarily attributable to the sale of three office properties and a parking garage in Oakland, California, the sale of an office property in Washington, D.C., and the sale of an office property in San Francisco, California, all of which were consummated in March 2019, the sale of an office property in Oakland, California, which was consummated in May 2019, and lower revenues at an office property in Los Angeles, California that is being repositioned into vibrant, collaborative office space after the expiration in April 2019 of a lease agreement for 100% of such property, which space has been partially occupied by a related party since May 2019, partially offset by increases in rental revenue at certain of our properties due to increases in rental rates as a result of leasing activity.

Hotel

Hotel segment NOI(10) was $3,522,000 for the three months ended June 30, 2019, compared to $4,110,000 for the three months ended June 30, 2018. The decrease is primarily due to lower food and beverage revenue during the three months ended June 30, 2019.

Lending

Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending segment NOI(10) was $1,555,000 for the three months ended June 30, 2019, compared to $1,379,000 for the three months ended June 30, 2018. The increase was primarily due to higher revenue as a result of the recognition of accretion of discounts related to increased prepayments on our loans and increases in the prime rate, partially offset by an increase in interest expense as a result of the issuance of the SBA 7(a) loan-backed notes in May 2018.

Debt and Equity

During the three months ended June 30, 2019, we issued 455,464 Series A preferred units, with each Series A preferred unit consisting of one share of Series A preferred stock and one warrant to purchase 0.25 shares of our common stock, resulting in net proceeds of approximately $10,415,000. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering of the Series A preferred units, such as commissions, dealer manager fees, and other offering fees and expenses.

On May 16, 2019, one mortgage loan with an outstanding principal balance of $39,500,000 at such time, was legally defeased in connection with the sale of the related property in Oakland, California.

Dispositions

On May 16, 2019, we sold a 100% fee-simple interest in one office property in San Francisco, California to an unrelated third-party and recognized a gain of $55,221,000.

Dividends

On June 4, 2019, we declared a quarterly cash dividend of $0.125 per share of our common stock, which was paid on June 27, 2019 to stockholders of record at the close of business on June 14, 2019.

Further, we declared a quarterly cash dividend of $0.34375 per share of our Series A preferred stock, or portion thereof for issuances during the period from April 1, 2019 to June 30, 2019, which was paid on July 15, 2019 to stockholders of record at the close of business on July 5, 2019.

(10) Please see our reconciliations of office, hotel, lending, and total segment NOI to net income attributable to the Company starting on page 12.

About CIM Commercial

CIM Commercial is a real estate investment trust that primarily acquires, owns, and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States. Its properties are primarily located in Los Angeles and the San Francisco Bay Area. CIM Commercial is operated by affiliates of CIM Group, L.P., a vertically-integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and onsite property management capabilities (www.cimcommercial.com).

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements about CIM Commercial’s outlook for net income (loss), NOI and derivations thereof.  Such forward-looking statements are based on particular assumptions that management of CIM Commercial has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CIM Commercial and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, manner and extent, if any, of the distribution of shares of common stock held by the principal stockholder of CMCT to its members, (ii) the timing, manner and extent, if any, of repurchases of Series L preferred stock by the Company, and (iii) general economic, market and other conditions. For a further list and description of the risks and uncertainties inherent in forward-looking statements, see CIM Commercial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the Registration Statement on Form S-11 (No. 333-210880) relating to the Series A preferred stock.

Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. CIM Commercial undertakes no obligation to publicly update or release any revisions to its forward-looking statements, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise, except as required by law.

For CIM Commercial Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com

or

Shareholder Relations:

Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited and in thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
ASSETS
Investments in real estate, net	$504,302	$1,040,937
Cash and cash equivalents	373,665	54,931
Restricted cash	10,824	22,512
Loans receivable, net	72,485	83,248
Accounts receivable, net	4,821	6,640
Deferred rent receivable and charges, net	33,158	84,230
Other intangible assets, net	8,252	9,531
Other assets	10,069	18,197
Assets held for sale, net	178,927	22,175
TOTAL ASSETS	$1,196,503	$1,342,401
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$162,337	$588,671
Accounts payable and accrued expenses	13,288	41,598
Intangible liabilities, net	1,938	2,872
Due to related parties	6,775	10,951
Other liabilities	9,357	16,535
Liabilities associated with assets held for sale, net	3,245	28,766
Total liabilities	196,940	689,393
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A, $0.001 par value; 36,000,000 shares authorized; 1,460,245 and 1,459,045 shares issued and outstanding, respectively, at June 30, 2019 and 1,566,386 and 1,565,346 shares issued and outstanding, respectively, at December 31, 2018; liquidation preference of $25.00 per share, subject to adjustment	33,303	35,733
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 2,154,248 and 2,142,676 shares issued and outstanding, respectively, at June 30, 2019 and 1,287,169 and 1,281,804 shares issued and outstanding, respectively, at December 31, 2018; liquidation preference of $25.00 per share, subject to adjustment	53,327	31,866
Series L cumulative redeemable preferred stock, $0.001 par value; 9,000,000 shares authorized; 8,080,740 shares issued and outstanding at June 30, 2019 and December 31, 2018; liquidation preference of $28.37 per share, subject to adjustment	229,251	229,251
Common stock, $0.001 par value; 900,000,000 shares authorized; 43,805,741 and 43,795,073 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	44	44
Additional paid-in capital	788,655	790,354
Accumulated other comprehensive income	—	1,806
Distributions in excess of earnings	(105,634)	(436,883)
Total stockholders’ equity	965,643	616,438
Noncontrolling interests	617	837
Total equity	966,260	617,275
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$1,196,503	$1,342,401

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES:
Rental and other property income	$22,419	$37,825	$56,000	$72,969
Hotel income	9,549	10,160	19,353	19,849
Interest and other income	4,888	3,559	8,780	7,020
	36,856	51,544	84,133	99,838
EXPENSES:
Rental and other property operating	15,658	20,765	35,911	38,681
Asset management and other fees to related parties	4,288	6,143	10,174	12,354
Interest	2,550	6,811	6,595	13,444
General and administrative	1,621	1,915	3,409	5,291
Transaction costs	216	344	260	344
Depreciation and amortization	7,185	13,325	16,815	26,473
Loss on early extinguishment of debt	4,911	—	29,982	—
Impairment of real estate	2,800	—	69,000	—
	39,229	49,303	172,146	96,587
Gain on sale of real estate	55,221	—	432,802	—
INCOME BEFORE PROVISION FOR INCOME TAXES	52,848	2,241	344,789	3,251
Provision for income taxes	281	292	599	680
NET INCOME	52,567	1,949	344,190	2,571
Net (income) loss attributable to noncontrolling interests	(1)	(12)	173	(16)
NET INCOME ATTRIBUTABLE TO THE COMPANY	52,566	1,937	344,363	2,555
Redeemable preferred stock dividends declared or accumulated	(4,302)	(3,814)	(8,464)	(7,459)
Redeemable preferred stock redemptions	(4)	1	(8)	2
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$48,260	$(1,876)	$335,891	$(4,902)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$1.10	$(0.04)	$7.67	$(0.11)
Diluted	$1.07	$(0.04)	$7.36	$(0.11)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	43,791	43,791	43,793	43,788
Diluted	45,853	43,791	45,804	43,788

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Funds from Operations

(Unaudited and in thousands, except per share amounts)

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with generally accepted accounting principles (“GAAP”), which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”).

Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFOs of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Numerator:
Net income (loss) attributable to common stockholders	$48,260	$(1,876)	$335,891	$(4,902)
Depreciation and amortization	7,185	13,325	16,815	26,473
Impairment of real estate	2,800	—	69,000	—
Gain on sale of depreciable assets(11)	(55,221)	—	(432,802)	—
FFO attributable to common stockholders	$3,024	$11,449	$(11,096)	$21,571
Redeemable preferred stock dividends declared on dilutive shares(12)	—	71	(1)	102
Diluted FFO attributable to common stockholders	$3,024	$11,520	$(11,097)	$21,673
Denominator:
Basic weighted average shares of Common Stock outstanding	43,791	43,791	43,793	43,788
Effect of dilutive securities—contingently issuable shares(12)	8	305	4	228
Diluted weighted average shares and common stock equivalents outstanding	43,799	44,096	43,797	44,016
FFO attributable to common stockholders per share:
Basic	$0.07	$0.26	$(0.25)	$0.49
Diluted	$0.07	$0.26	$(0.25)	$0.49

(11) In connection with the sale of certain properties during the three and six months ended June 30, 2019, we recognized $4,911,000 and $29,982,000, respectively, or $0.11 and $0.68 per diluted share of common stock, respectively, in loss on early extinguishment of debt primarily related to the legal defeasance and prepayment of mortgage loans collateralized by such properties. Such loss on early extinguishment of debt is not included in the adjustment for the gain on sale of depreciable assets presented in the table above.

(12) For the three and six months ended June 30, 2019 and 2018, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Earnings Per Share

(Unaudited and in thousands, except per share amounts)

Earnings per share (“EPS”) for the year-to-date period may differ from the sum of quarterly EPS amounts due to the required method for computing EPS for the respective periods. In addition, EPS is calculated independently for each component and may not be additive due to rounding.

The following table reconciles the numerator and denominator used in computing our basic and diluted per-share amounts for net income (loss) attributable to common stockholders for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Numerator:
Net income (loss) attributable to common stockholders	$48,260	$(1,876)	$335,891	$(4,902)
Redeemable preferred stock dividends declared on dilutive shares	659	—	1,151	—
Diluted net income (loss) attributable to common stockholders	$48,919	$(1,876)	$337,042	$(4,902)
Denominator:
Basic weighted average shares of Common Stock outstanding	43,791	43,791	43,793	43,788
Effect of dilutive securities—contingently issuable shares	2,062	—	2,011	—
Diluted weighted average shares and common stock equivalents outstanding	45,853	43,791	45,804	43,788
Net income (loss) attributable to common stockholders per share:
Basic	$1.10	$(0.04)	$7.67	$(0.11)
Diluted	$1.07	$(0.04)	$7.36	$(0.11)

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income

(Unaudited and in thousands)

We internally evaluate the operating performance and financial results of our real estate segments based on segment NOI, which is defined as rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, we define segment NOI as interest income net of interest expense and general overhead expenses. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI, or “cash NOI”. We define cash NOI as segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP.

Segment NOI and cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate segment NOI or cash NOI in the same manner. We consider segment NOI and cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.

To facilitate a comparison of our segments and portfolio between reporting periods, we calculate comparable amounts for a subset of our segments and portfolio referred to as our “same-store properties.” Our same-store properties are ones which we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after April 1, 2018; (ii) sold or otherwise removed from our consolidated financial statements on or before June 30, 2019; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on April 1, 2018 and ending on June 30, 2019.

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income (Continued)

(Unaudited and in thousands)

Below is a reconciliation of cash NOI to segment NOI and net income for the three months ended June 30, 2019 and 2018.

	Three Months Ended June 30, 2019
	Same- Store Office	Non- Same- Store Office	Total Office	Hotel	Lending	Total

Cash net operating income excluding lease termination income	$12,116	$19	$12,135	$3,516	$1,555	$17,206
Cash lease termination income	—	—	—	—	—	—
Cash net operating income	12,116	19	12,135	3,516	1,555	17,206
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	606	194	800	6	—	806
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income	12,722	213	12,935	3,522	1,555	18,012
Interest and other income						1,499
Asset management and other fees to related parties						(3,737)
Interest expense						(2,014)
General and administrative						(1,021)
Transaction costs						(216)
Depreciation and amortization						(7,185)
Loss on early extinguishment of debt						(4,911)
Impairment of real estate						(2,800)
Gain on sale of real estate						55,221
Income before provision for income taxes						52,848
Provision for income taxes						(281)
Net income						52,567
Net income attributable to noncontrolling interests						(1)
Net income attributable to the Company						$52,566

CIM COMMERCIAL TRUST CORPORATION AND SUBSIDIARIES

Reconciliation of Net Operating Income (Continued)

(Unaudited and in thousands)

	Three Months Ended June 30, 2018
	Same- Store Office	Non- Same- Store Office	Total Office	Hotel	Lending	Total

Cash net operating income excluding lease termination income	$12,816	$9,615	$22,431	$4,103	$1,372	$27,906
Cash lease termination income	10	—	10	10	—	20
Cash net operating income	12,826	9,615	22,441	4,113	1,372	27,926
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	561	861	1,422	(3)	—	1,419
Straight line rent, below-market ground lease and amortization of intangible assets	—	—	—	—	7	7
Straight line lease termination income	—	—	—	—	—	—
Segment net operating income	13,387	10,476	23,863	4,110	1,379	29,352
Asset management and other fees to related parties						(5,504)
Interest expense						(6,511)
General and administrative						(1,427)
Transaction costs						(344)
Depreciation and amortization						(13,325)
Income before provision for income taxes						2,241
Provision for income taxes						(292)
Net income						1,949
Net income attributable to noncontrolling interests						(12)
Net income attributable to the Company						$1,937